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                                                                      EXHIBIT 23

                          PERRY DRUG STORES, INC.
                          CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

................................................................................

                          As independent public accountants, we hereby consent to the incorporation of our report on the October 31, 1994, consolidated financial statements and schedules of Perry Drug Stores, Inc., and subsidiaries dated December 13, 1994 (except with respect to the matters discussed in Note 14, as to which the date is December 27, 1994) included in this Form 10-K into the Company's previously filed Forms S-8 (File No. 33-13640, File No. 2-83509 and File 33-4760)
                          registration statements.


                          /s/ ARTHUR ANDERSEN LLP

                          ARTHUR ANDERSEN LLP

                          Detroit, Michigan
                          January 25, 1995